AGREEMENT

         Agreement,  dated as of October 28,  1999,  between  Base Ten  Systems,
Inc.,  a  New  Jersey  corporation  (the  "Company"),   and  Thomas  E.  Gardner
("Gardner").

         In consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

                  1. Resignation. The parties hereto acknowledge that Gardner has resigned as President and Chief Executive Officer of the Company and as an officer of the Company and its subsidiaries effective October 28, 1999. Effective on November 12, 1999 (the "Effective Date"), Gardner hereby resigns as an employee and as a director of the Company and its subsidiaries.

                  2. Termination of Agreements; No Further Rights. The parties hereto agree that the employment agreement, dated as of October 17, 1997 (the "Employment Agreement"), between the Company and Gardner and the amended and restated change in control agreement, dated as of October 17, 1997 (the "Change in Control Agreement"), between the Company and Gardner, and all rights and obligations of the parties thereunder, are hereby terminated. The parties hereto agree that, effective as of the Effective Date, Gardner shall not be entitled to receive any further compensation or benefits from the Company, or rights with respect to the Common Stock, under the Employment Agreement, the Change in Control Agreement, any other agreement or otherwise, except as expressly provided in Sections 3, 4, 5 and 6 of this Agreement.

                  3. Payments. Simultaneously with the execution of this Agreement, the Company has paid to Gardner by Company check subject to collection, and Gardner acknowledges that he has received payment of, the following amounts:

                  (a) an amount equal to Gardner's accrued and unpaid base salary (currently $300,000 per annum) through the Effective Date; and

                  (b) a single lump sum in the amount of $357,500.

                  4. Common Stock; Options.

                  (a) Within five business days after the execution of this Agreement, the Company shall issue to Gardner 50,000 shares of the Company's Class A Common Stock, par value $5.00 per share (the "Common Stock").

                  (b) Gardner shall be entitled to exercise his Performance-Based Stock Option (as defined below), to the extent that such option had vested and was exercisable on October 31, 1999 (or becomes vested and exercisable at any time prior to October 31, 2000), at any time between the time it becomes exercisable and October 31, 2001. The Performance-Based Stock Option is the 40,000 rights (each, a "Performance Right"), granted to Gardner under the Base Ten Systems, Inc. performance-based stock option agreement, dated as of October 17, 1997 (the "Performance Option Agreement"), between the Company and Gardner, to subscribe for and purchase one share of the Common Stock at a price of $55 5/8 per share, which shall vest and become exercisable at the rate of one Performance Right for each $100 of consolidated earnings (excluding extraordinary items) before interest, taxes, depreciation and amortization, as reported in the Company's audited financial statements for the fiscal year ending December 31, 1999, at the time that such audited financial statements first become available. Except as otherwise expressly provided in this Section 4(b), the parties hereto agree that the Performance Option Agreement, and all rights and obligations of the parties thereunder, are hereby terminated.

                  (c) Gardner shall be entitled to exercise his Service-Based Stock Option (as defined below), to the extent that such option had vested and was exercisable as of October 31, 1999, at any time prior to October 31, 2001. The Service-Based Stock Option is the 50,000 rights (each, a "Service Right"), granted to Gardner under the Base Ten Systems, Inc. service-based stock option agreement, dated as of October 17, 1997 (the "Service Option Agreement"), between the Company and Gardner, to subscribe for and purchase one share of Common Stock at a price of $55 5/8 per share, of which 26,000 Service Rights had vested and were exercisable as of October 31, 1999 and 24,000 Service Rights were unvested as of such date and are hereby canceled. Except as otherwise expressly provided in this Section 4(c), the parties hereto agree that the Service Option Agreement, and all rights and obligations of the parties thereunder, are hereby terminated.

                  (d) Gardner shall be entitled to exercise his 1998 Plan Options (as defined below), to the extent that such options had vested and were exercisable as of October 31, 1999, at any time prior to October 31, 2001. The 1998 Plan options are the (i) 50,000 rights (each, an "April Right"), granted to Gardner on April 16, 1998 under the Company's 1998 Stock Option and Stock Award Plan (the "1998 Plan"), to subscribe for and purchase one share of Common Stock at a price of $25 5/8 per share, of which 25,000 April Rights had vested and were exercisable as of October 31, 1999 and 25,000 April Rights were unvested as of such date and are hereby canceled, and (ii) 200,000 rights (each, a "September Right" and, together with the April Rights, the "1998 Plan Rights"), granted to Gardner on September 14, 1998 under the 1998 Plan, to subscribe for and purchase one share of Common Stock at a price of $10 per share, of which 100,000 September Rights had vested and were exercisable as of October 31, 1999 and 100,000 September Rights were unvested as of such date and are hereby canceled (the Performance Rights, the Service Rights and the 1998 Plan Rights are hereinafter collectively referred to as the "Rights"). Except as otherwise expressly provided in this Section 4(d), the parties hereto agree that all rights and obligations of the parties under the 1998 Plan with respect to the 1998 Plan Rights are hereby terminated.

                  (e) The parties hereto acknowledge that all share and per share numbers referenced in this Section 4 give effect to the Company's one-for-five reverse stock split, which was effected on September 24, 1999.


                  5. Benefits.

                  (a) Gardner and Gardner's current dependents shall be entitled to continued coverage and benefits as provided under any medical, health or dental plan or arrangement of the Company in which Gardner was participating on October 31, 1999 for a period of two years after such date, with no reduction in such coverage or benefits and no increase in cost to Gardner, other than any such reduction or increase commensurate with a similar reduction or increase for senior executives of the Company, provided that the Company's obligation to provide such coverage and benefits shall terminate if Gardner receives any benefits under the plans of a subsequent employer.

                  (b) Gardner shall be entitled to receive any capital stock of the Company and cash amounts that have accrued through the Effective Date in his accounts maintained under the Company's 401(k) Plan, Employee Stock Purchase Plan and Discretionary Deferred Compensation Plan. Simultaneously with the execution of this Agreement, the Company has paid to Gardner, and Gardner acknowledges that he has received, all amounts that have accrued through the Effective Date in his account maintained under the Company's Employee Stock Purchase Plan. The Company represents that there are no accrued amounts in Gardner's account maintained under the Company's Discretionary Deferred Compensation Plan.

                  6. Expenses. The Company shall promptly reimburse Gardner for his reasonable expenses incurred through the Effective Date in connection with his duties and responsibilities under the Employment Agreement, subject to presentation by Gardner of reasonable documentation in accordance with the Company's policies, up to a maximum of $2,000.

                  7. Standstill Agreement. During the period from October 31, 1999 through October 31, 2005, Gardner shall not, directly or indirectly, either acting alone or in concert with any other person, acquire any additional shares of capital stock of the Company, except for (i) shares of capital stock issued pursuant to a stock split, stock dividend, rights offering, reorganization, recapitalization or other like change with respect to the capital stock of the Company approved by the Company's Board of Directors and (ii) shares of Common Stock acquired pursuant to Section 4(a) or as a result of Gardner's exercise of the Rights, as provided in Section 4; provided, however, that the foregoing limitation shall cease to apply during any period in which the Company or the USL Group (as defined below), as the case may be, is and remains in material breach of any of the provisions of this Agreement, the Mutual Release dated the date hereof between the Company and Gardner or the Mutual Release dated the date hereof among the USL Group and Gardner. The USL Group shall mean Jesse L. Upchurch, Trust C of the Constance J. Upchurch Family Trust, World Video Library, Drew Sycoff, Andrew Garrett, Inc. and Kevin R. Lockhart.

                  8. Non-Disparagement. At no time shall either party hereto make any public statement that intentionally disparages or defames the goodwill or reputation of the other party; provided that it shall not be a violation of this Section 8 for either party hereto to make truthful statements when required to do so by law or by a court, governmental agency, administrative body or legislative body with apparent jurisdiction to require such statements.

                  9. Withholding. The Company shall withhold all amounts required by law to be withheld from any payments made pursuant to this Agreement, including any and all amounts required to be withheld by any applicable federal, state or foreign country's income tax act, and any applicable city, county or municipality's earnings or income tax act.

                  10. Confidential Information; Non-Solicitation.

                  (a) Gardner acknowledges and agrees that his employment with the Company pursuant to the Employment Agreement necessarily involved his access to secrets and confidential information pertaining to the business of the Company and its subsidiaries. Accordingly, Gardner agrees that at all times he will not, directly or indirectly, without the express written authority of the Company, unless directed by applicable legal authority having jurisdiction over Gardner, knowingly disclose or use for the benefit of any person or himself any trade secrets and confidential information concerning the Company or any subsidiary of the Company, including, without limitation, any information concerning the past, present or prospective clients, creditors, customers, operations, systems, software or methods (collectively, the "Confidential Information"). Notwithstanding the foregoing, the term Confidential Information shall not include any information which is or becomes in the public domain without breach by Gardner of this Section 10.

                  (b) Gardner agrees that he will return to the Company on the Effective Date all Confidential Information then in Gardner's possession, except such as relates to him personally.

                  (c) Gardner agrees that, for a period of one year following the Effective Date, he will not, directly or indirectly (whether for his own behalf or on behalf of any other person), hire, without the prior written consent of the Company (such consent not to be unreasonably withheld), or seek to hire, any individual who was on October 28, 1999 an employee of the Company, nor will he, during such one-year period, directly or indirectly, induce any employee of the Company to leave the Company's employ.

                  (d) If any restriction set forth in Section 10 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities, it shall be interpreted to extend over the maximum period of time or range of activities as to which it may be enforceable. If any provision of Section 10 shall be declared to be invalid or unenforceable, in whole or in part, as a result of the foregoing, as a result of public policy or for any other reason, such invalidity shall not affect the remaining provisions of Section 10, which shall remain in full force and effect.

                  (e) Gardner acknowledges that the restrictions contained in this Section 10 are fair, reasonable and necessary for the protection of the legitimate business interests of the Company and that the Company will suffer irreparable harm in the event of any actual or threatened breach of this Section 10 by Gardner. Accordingly, Gardner hereby consents to the entry of a restraining order, injunction or other court order to enforce the provisions of this Section 10 and expressly waives any security that might otherwise be required in connection with such relief. Gardner also agrees that any request for such relief by the Company shall be in addition and without prejudice to any claim for monetary damages that the Company might elect to assert.

                  11. Indemnification.

                  (a) The Company agrees that (i) if Gardner is made a party, or is threatened to be made a party, to any "proceeding" by reason of the fact that he was a director, officer, employee, agent, manager, consultant or representative of the Company or was serving at the request of the Company as a director, officer, member, employee, agent, manager, consultant or representative of another person, or (ii) if any "claim" is made, or is threatened to be made, that arises out of or relates to Gardner's service in any of the foregoing capacities, then Gardner shall be indemnified by the Company to the fullest extent permitted or authorized by the Company's certificate of incorporation, bylaws, Board resolutions or, if greater, by the laws of the State of New Jersey against any and all costs, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, interest, expenses of investigation, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by Gardner in connection therewith, and such indemnification shall inure to the benefit of Gardner' successors and assigns. The Company shall advance to Gardner all costs and expenses incurred by him in connection with any such proceeding or claim within 30 days of receiving written notice requesting such an advance, provided that such notice includes, to the extent and in form and substance required by applicable law, an undertaking by Gardner to repay the amount of such advance if he is ultimately determined not to be entitled to indemnification against such costs or expenses.

                  (b) Neither the failure of the Company (including its Board of Directors, independent legal counsel or stockholders) to have made a determination in connection with any request for payment or advancement under
Section 11(a) that Gardner has satisfied any applicable standard of conduct, nor a determination by the Company (including its Board of Directors, independent legal counsel or stockholders) that Gardner has not met any applicable standard of conduct, shall create a presumption that Gardner has not met an applicable standard of conduct.

                  (c) The Company shall, during the period from October 31, 1999 through October 31, 2005, keep in place a directors' and officers' liability insurance policy (or policies) covering Gardner to the extent that the Company provides such coverage for its senior executives.

                  (d) Gardner agrees that if any claim is made, or is threatened to be made, by Gardner's former spouse against the Company that arises out of or relates to Gardner's employment relationship with the Company or the termination thereof under this Agreement, then the Company shall be indemnified by Gardner against any and all costs, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, interest, expenses of investigation, fines and amounts paid or to be paid in settlement) incurred or suffered by the Company in connection therewith.

                  (e) The  Company  agrees  that if any  claim  is  made,  or is threatened to be made, by the USL Group against Gardner that arises out of or relates to Gardner's employment relationship with the Company, then Gardner shall be indemnified by the Company against any and all costs, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, interest, expenses of investigation, fines and amounts paid or to be paid in settlement) incurred or suffered by Gardner in connection therewith.

                  (f) Except as otherwise provided in Section 11(d), in no event shall any party hereto be required to indemnify the other party with respect to any proceeding or claim arising out of this Agreement. If either party hereto brings a lawsuit against the other party hereto with respect to any claim under this Agreement, the losing party in any such lawsuit shall pay the reasonable attorneys' fees of the prevailing party promptly after the rendering of a final, non-appealable judgment in such lawsuit.

                  (g) As used in this Agreement, "person" shall mean any individual, corporation, partnership, joint venture, trust, estate, board, committee, agency, body or other person or entity; "proceeding" shall mean any threatened or actual action, suit or other proceeding, whether civil, criminal, administrative, investigative, appellate or other; and "claim" shall mean any claim, demand, request, investigation, dispute, controversy, threat, discovery, request or request for testimony or information.

                  12. Cooperation. Gardner agrees to: (i) provide information to the Company, upon reasonable notice and in a manner which does not interfere with any other time commitment of Gardner, with regard to matters in which Gardner was involved while employed by the Company; provided, however, that the foregoing obligation shall not require Gardner to prepare any documentation or expend any significant amounts of time; and (ii) cooperate with the Company in
(A) the Company's defense against any threatened or pending proceeding or claim by any governmental or regulatory authority and (B) any proceeding or claim brought or asserted by the Company, in each case relating to any events or actions which occurred when Gardner was employed by the Company. Gardner shall receive no additional compensation for such information or cooperation.

                  13. Representations and Warranties.

                  (a) The Common Stock issued to Gardner pursuant to Section 4(a) is being acquired by Gardner solely for his own account for investment purposes only and not with a view to or in connection with any resale or distribution thereof. Gardner can bear the economic risk (including the complete loss) of his investment in such Common Stock and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of such investment. Gardner is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                  (b) Gardner understands that the Common Stock acquired pursuant to Section 4(a) is characterized as "restricted securities" under the federal securities laws inasmuch as it is being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such Common Stock may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Gardner represents that he is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                  14. Notices. Any notice, consent, demand, request or other communication given by Gardner or the Company in connection with this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the party specified or (ii) three days after mailing by certified or registered mail, return receipt requested, or (iii) provided that a written acknowledgment of receipt is obtained, upon delivery by a nationally recognized overnight courier, to the address set forth below for the party specified (or to such other address for such party as shall be specified by ten days' advance notice given pursuant to this Section 14).

                           (a)      If to the Company:

                                    Base Ten Systems, Inc.
                                    One Electronics Drive
                                    Trenton, New Jersey 08619
                                    Attention:  Board of Directors

                           (b)      If to Gardner:

                                    Thomas E. Gardner
                                    43 Constitution Hill West
                                    Princeton, New Jersey 08540


                  15. Assignment/Binding Effect. This Agreement shall be binding upon and inure to the benefit of Gardner, the Company and their respective successors and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company, except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee expressly assumes all the liabilities, obligations and duties of the Company as contained in this Agreement. In connection with any transfer or assignment of its rights, duties or obligations under this Agreement, the Company shall take whatever action it legally can to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights, obligations or duties of Gardner under this Agreement may be assigned or transferred, other than his rights provided in Sections 3, 4, 5 and 6, which may be transferred only by will or operation of law, except as otherwise expressly provided.

                  16. Integration. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof. This Agreement supersedes all other agreements, contracts, understandings and other arrangements, written or oral, between the parties with respect to the subject matter hereof, all of which are hereby terminated and shall be of no further force or effect, including, without limitation, any employment contracts, agreements or understandings in effect as of the date hereof.

                  17. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by Gardner and such officer of the Company as may be specifically designated by the Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time. No representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remainder of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement. This Agreement may not be terminated by either party without the written consent of the other party. The headings of the Sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New Jersey without regard to conflict of law principles. This Agreement may be executed in counterparts, each of which shall be deemed a duplicate original and all of which shall be deemed to be one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on November 12, 1999.

                                            BASE TEN SYSTEMS, INC.


                                            By:_____________________________
                                          Name:
                                         Title:


                                            --------------------------------
                                            Thomas E. Gardner